UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2011

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
FEBRUARY 22, 2011
INDEX

		Page

SECTION 3	SECURITIES AND TRADING MARKETS	2

Item 3.02	Unregistered Sales of Equity Securities	2

SECTION 8	OTHER EVENTS	2

Item 8.01	Other Events	2

SIGNATURES		2

INDEX OF EXHIBITS		3

(i)

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

(a) On December 26, 2011, Richard J. Kurtz, Chairman of the Board and principal stockholder, converted all of his outstanding Series D Preferred Stock, par value $1.00, with a stated value of $1,000 per share, in a private transaction in reliance on Section 4(2) of the Securities Exchange Act of 1933, as amended (the “Act”) (7,210 shares valued at $7,210,000) and Series D Accrued Dividends ($418,773) totaling $7,628,773, for restricted common stock, par value $.01, of Lapolla Industries, Inc. (the “Company”) at the closing price of the common stock as traded on the OTCBB on the last trading date (December 23, 2011) of $.33 per share, or for an aggregate of 23,117,493 shares (the “Kurtz Transaction”). The Kurtz Transaction was approved by a majority of the five disinterested directors (directors having no interest in the transaction) of the Board, which was also a majority of the Board.

(b) In connection with the Kurtz Transaction described in (a) above, the Company was required to issue 695,704 shares of restricted common stock, par value $.01, to Jay Nadel (also a director) pursuant to his February 22, 2011 Advisory Agreement's anti-dilution provision, which resulted in a corresponding share based compensation expense of $229,582 to the Company (the “Nadel Anti-Dilution Transaction”). The Nadel Anti-Dilution Transaction was approved by a majority of the five disinterested directors of the Board, which was also a majority of the Board.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events

(a) In connection with the Kurtz Transaction described in Section 3.02, Item 3.02(a) and (b) above, the Company was required to reprice the exercise price of the aggregate outstanding 2,500,000 warrants with ComVest pursuant to their anti-dilution provisions, of which 1,500,000 warrants were repriced from $.59 per share to $.53 per share and 1,000,000 warrants were repriced from $.74 per share to $.65 per share (the “ComVest Anti-Dilution Transaction”). The ComVest Anti-Dilution Transaction was approved by a majority of the five disinterested directors of the Board, which was also a majority of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2012	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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